UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2015

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 2, 2015, BIND Therapeutics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Research, Option and License Agreement (the “Agreement”) between the Company and Pfizer, Inc. (“Pfizer”), filed with the Securities and Exchange Commission as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 on August 28, 2013.

The Amendment extends the term for research and preclinical development activities with respect to one of the two compounds (the “Second Compound”) covered by the Agreement to March 25, 2016 to allow the parties to conduct additional research with respect to the Second Compound. The Amendment also extends the period during which Pfizer is entitled to exercise its option to acquire an exclusive license for the development and commercialization of the Second Compound to March 25, 2016.

The Amendment also extends the term for research and preclinical development activities with respect to the other compound (the “First Compound”) covered by the Agreement to September 25, 2015 to allow the parties to conduct additional research with respect to the First Compound.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: April 2, 2015	By:	/s/ Andrew Hirsch

Andrew Hirsch
President and Chief Executive Officer